Exhibit 10.7

Form of Purchase Contract with Supplier
Amount_________________
REF # _________________

Purchaser	Jinzhou Halla Electrical Equipment Co., Ltd.
Seller	____________________________________

Item	Clause	Description
1	Production standard	Manufactured strictly in accord with what is required in drawings provided by the purchaser
2	Regular orders	For details one shall read the monthly executed order by both parties for information regarding quantity and delivery date
3	Delivery	Seller shall deliver in time to designated warehouse. Any damages caused by collision, wet and corrosion shall be the Seller's responsibility
4	Packing	Strictly in accord with Purchaser's specification
5	Acceptance	To be accepted in accord with drawings and mutual-agreed standard
6	Notice and breaches
In case the Seller cannot deliver the product in time, a written notice shall be sent to the Purchaser twenty (20) days in advance, while a notice shall be sent to the purchaser two (2) months in advance if Seller stops its supply. And a six (6) months extension of supply may required when the substitute supplier cannot satisfy Purchaser's demand

7	Payment Method
The Seller shall make the payment sixty (60) days after the purchased item is placed in the storehouse. The payment will be made by wire transfer and the amount of wire transfer shall constitute 40-50% of the payment.

8	Responsibility
The delivery from Seller shall meet quality, quantity and time requirement of the Purchaser. Any damages to Purchaser's production caused by delayed delivery or poor goods quality shall be in the Seller's account.

9	Confidentiality	Any design or technical specifications and inspection standards shall be kept in secret and cannot be disclose to any third parties
10	Exclusivity	The Seller shall not provide contracted products to any third parties.
11	Punishment	If the Seller sold the contracted products to any third parties, the penalty will be RMB10.000 Yuan or 1.5 times of the breaching value whichever is larger

12	Ownership of drawings and
The Purchaser has the ownership of the design and technical information of the contracted products. Once this contract is terminated, the Seller shall return these design and technical information and can not sell the contracted products or products made by using the Purchaser's technology to any third parties. A charge at the amount of 1.5 times of the sale price may be impose on Seller by the Buyer if the Buyer breaches the contract.

13	others	Other matters will be decided in compliance with "Economic Contract Law" and relevant regulations The term of this contract is from ____________to __________

Buyer: Jinzhou Halla Electrical Equipment, Co., Ltd.             Seller: ________________